Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, David Clark, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K for the fiscal year ended December 31, 2019 of Oblong, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 28, 2020

/s/ David Clark
David Clark
Chief Financial Officer
(Principal Financial Officer)